UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2007

AULTRA GOLD INC.
(Exact name of registrant as specified in its charter)

Nevada	333-126748	98-0448154
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

 120 North 5th Street
JACKSONVILLE, OR 97530
(Address of principal executive offices)

(Registrant's telephone number, including area code): (971) 235-8112

Copies to:

Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Mining Property Purchase and Sale Agreement

On June 1, 2007, Aultra Gold, Inc. (the "Company"), entered into a formal binding Agreement of Purchase and Sale (the "Agreement") with W.R. Hansen, an individual (the “Seller”), pursuant to which the Company acquired from the Seller certain mining claims together with all improvements and all equipment owned by the Seller located thereon, located in Humboldt County, State of Nevada (the “Property”). In consideration of the purchase of the Property, the Company agreed to: (i) reimburse the Seller for all staking and filing costs related to the Property, (ii) issue to the Seller 50,000 restricted shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), valued at $0.50 per share, (iii) upon its sole determination of sufficient mineralization to place the Property in production, to further issue to the Seller additional 50,000 restricted shares of the Company’s Common Stock, such that the Company shall make such a determination not later than 30 days following the acquisition of the data contemplated by paragraph 3.3 of the Agreement, (iv) not later than 10 days following the date the Property is placed into development for production of metals, to issue to the Seller an additional 100,000 restricted shares of the Company’s Common Stock, and (v) as further consideration after the Property is placed in production, to direct to the Seller a monthly Net Smelter Royalty of 2% upon all gold, silver, copper, or other metals (the “Metals”) produced and sold from the Property (each royalty payment shall be paid not later than 30 days following the last day of the month in which the metals were produced and sold). Closing of the sale and purchase of the Property occurred on the same date, as under the Agreement both the Company and the Seller have performed their mutual obligations under paragraph 2.2 and Section 4 thereof.

In addition, the Company agreed to hold the Seller harmless per the standard hold harmless provisions as more fully set forth in the Agreement. The operator of the mine shall be the Company or such other operator as the Company may specify from time to time.

Agent, Consulting and Financial Public Relations Agreement

Also, on June 1, 2007 (the “Effective Date”), the Company entered into an Agent, Consulting and Financial Public Relations Agreement (the “PR Agreement”) with Princeton Research, Inc., a corporation engaged in the business of providing advice, management and financial relations services to public companies (“Consultant”). Pursuant to the PR Agreement, Consultant agreed to provide the following services to the Company for a period of twelve months from the Effective Date: advice, management and financial relations service, discuss the company in its Morning Comments newsletter, assist the Company in its public relations matters such as press releases and publications, prepare and distribute a research report on the Company to be made available to the press in general and other specific groups of parties as agreed to in the PR Agreement, make certain introductions of the Company to certain third parties who engage in dealings with companies similar to the Company, and provide other services as more fully set forth in the PR Agreement (collectively, the “Services”). In consideration for the Services, the Company agreed to compensate Consultant as follows: a monthly fee of $2,500, issue to Consultant and an individual associated with Consultant, 500,000 and 50,000 restricted shares of the Company’s Common Stock, respectively, and reimburse the Consultant for pre-approved expenses incurred by Consultant in the scope of its duties.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Agreement of Purchase and Sale dated June 1, 2007, entered into by and among Aultra Gold, Inc. and W.R. Hansen. *

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aultra Gold, Inc.

Dated: June 7, 2007	By:	/s/ Baljinder Bhullar Name: Baljinder Bhullar Title: Chief Financial Officer